Exhibit 99.1

FiveW Capital LLC
By:	/s/ David Randall Winn
Name: David Randall Winn
Title: Managing Member	Date: 08/04/2021
FiveW DiscoverOrg LLC
By:	/s/ David Randall Winn
Name: David Randall Winn
Title: Managing Member	Date: 08/04/2021